U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):    August 29, 2005
                                                      ---------------

                          Claremont Technologies Corp.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                     000-50240                98-0338263
  ------------                 ------------             ------------
 (State or other            (Commission File          (I.R.S. Employer
  jurisdiction                  Number)               Identification No.)
  of incorporation)

   Gus Rahim, President
   1100 - 1200 West 73rd Ave.
   Vancouver, British Columbia, Canada                    V6P 6G5
  -------------------------------------                  ---------
  (Address of principal executive offices)              (Zip Code)

  1374 CARTIER PLACE
  VANCOUVER, BRITISH COLUMBIA, CANADA                       V6P 2W9
  -------------------------------------                     -------
  (former address, if changed)


 Registrant's telephone number, including area code:    (604)267-7032

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCIES OR RECEIVERSHIP

"At a July 24, 2005 hearing before the Honorable Judith Riegle, in the United States Bankruptcy Court for the District of Nevada, the Company consented to the entry of an Order for Relief under Chapter 11 of the Bankruptcy Code. The Company will remain as Debtor in Possession and the management appointed after March 25, 2005 will continue in place.

At the Hearing the Company also announced to the Court that it had prepared its proposed Plan of Reorganization and Disclosure Statement in support of the Plan. The Court has scheduled a hearing on the adequacy of the Disclosure Statement for September 19, 2005 at 9:30 am before Judge Riegle in the United States Bankruptcy Court, Courtroom #1, 300 Las Vegas Blvd. South, Las Vegas, NV 89101. Objections to the adequacy of the Disclosure Statement must be filed not later than September 12, 2005 at 5:00 PM PST. If the Court approves the adequacy of the Disclosure Statement, then creditors, shareholders and parties in interest will be given the opportunity to vote on the Plan.

Copies of the proposed plan and disclosure statement are attached hereto.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CLAREMONT TECHNOLOGIES, CORP.

Date:  August 29, 2005
                                        By:  /s/ GUS RAHIM
                                            -----------------------
                                             GUS RAHIM
                                             PRESIDENT